Exhibit 3.1

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CONTRAFECT CORPORATION

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

CONTRAFECT CORPORATION, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is CONTRAFECT CORPORATION, and that this corporation was originally incorporated pursuant to the General Corporation Law on March 5, 2008 under the name CONTRAFECT, INC.

2. That the original Certificate of Incorporation of this corporation was amended, supplemented and restated by (a) that certain Certificate of Amendment of Certificate of Incorporation, as filed pursuant to the General Corporation Law on March 17, 2008, (b) that certain Certificate of Designation of Series “A” Preferred Shares, as filed pursuant to the General Corporation Law on July 1, 2009, (c) that certain Amended and Restated Certificate of Incorporation on February 26, 2010, (d) that certain Second Amended and Restated Certificate of Incorporation on August 2, 2010, (e) that certain Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, as filed pursuant to the General Corporation Law on September 10, 2010, (f) that certain Third Amended and Restated Certificate of Incorporation on August 25, 2011, (g) that certain Certificate of Amendment of Third Amended and Restated Certificate of Incorporation, as filed pursuant to the General Corporation Law on June 13, 2012 and (h) that certain Fourth Amended and Restated Certificate of Incorporation on June 11, 2013.

3. That the Board of Directors duly adopted resolutions proposing to again amend and restate, in its entirety, the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing and directing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is CONTRAFECT CORPORATION (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808, and its registered agent is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 200,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 50,000,000 shares of Preferred Stock, $0.0002 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Fifth Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Fifth Amended and Restated Certificate of Incorporation or pursuant to the General Corporation Law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Fifth Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law. There shall be no cumulative voting rights with respect to any capital stock of the Corporation.

B.	PREFERRED STOCK

3,000,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. 6,000,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. 11,000,000 shares of the authorized Preferred Stock are hereby designated “Series C Preferred Stock” with the following rights, preferences, power, privileges and restrictions, qualification and limitations. 6,060,607 shares of the authorized Preferred Stock are hereby designated “Series C-1 Preferred Stock” with the following rights, preferences, power, privileges and restrictions, qualification and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends.

1.1. Series A Preferred Stock. From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate of 6% per annum, compounded annually, on the sum of the Series A Original Issue Price (as defined below) and all previously accrued but unpaid dividends, shall accrue on such shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) (the “Series A Accruing Dividends”). Series A Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, that except as set forth in the following sentence of this Section 1.1 or in Subsections 2.1 and 2.2, such Series A Accruing Dividends shall be payable only if, when and as declared by the Board of Directors (including with respect to the form of such dividend) and the Corporation shall be under no obligation to pay such Series A Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation except for the Series B Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Fifth Amended and Restated Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series A Accruing Dividends then accrued on such share of Series A Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 1.1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend. The “Series A Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.

1.2. Series B Preferred Stock.

(a) The Series B Preferred Stock shall rank equal to any share of Series C Preferred Stock and Series C-1 Preferred Stock and shall rank senior to any share of Series A Preferred Stock or Common Stock and any other equity security of the Corporation with respect to all rights, privileges and preferences, including, but not limited to, dividend rights, rights upon liquidation, winding up or dissolution and redemption rights. From and after the date of the issuance of any shares of Series B Preferred Stock, such shares shall, in preference to the holders of any shares of Series A Preferred Stock or Common Stock and equal in preference to the Series C Preferred Stock and Series C-1 Preferred Stock, be entitled to, cumulative dividends at a rate of 6% per annum payable on March 31, June 30, September 30 and December 31 of each year, at the Company’s option, in cash or additional shares of Series B Preferred Stock. Dividends shall be payable to the record holder of the Series B Preferred Stock as of March 15, June 15, September 15 and December 15 of each year that the Series B Preferred Stock is issued and outstanding. No fractional shares shall be issued. Fractional shares shall be rounded up to the next whole share. Dividends shall be paid on the sum of the Series B Original Issue Price (as defined below) and all previously accrued but unpaid dividends, shall accrue on such shares of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) (the “Series B Accruing Dividends”). Series B Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, that except as set forth in the following sentence of this Section 1.2 or in Subsections 2.1 and 2.2, such Series B Accruing Dividends shall be payable only if, when and as declared by the Board of Directors (including with respect to the form of such dividend). The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Fifth Amended and Restated Certificate of Incorporation) the holders of the Series B Preferred Stock, at the same time as the holders of the Series C Preferred Stock and Series C-1 Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in the amount of the aggregate Series B Accruing Dividends then accrued on such share of Series B Preferred Stock and not previously paid. Payment of any dividends on the Series B Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock shall be on a pro rata, pari passu basis. The “Series B Original Issue Price” shall mean $2.58 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock.

(b) In the event that pursuant to applicable law or contract the Corporation shall be prohibited or restricted from paying in cash the full dividend to which the holders of the Series B Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock shall be entitled, the cash amount available pursuant to applicable law or contract shall be distributed among the holders of the Series B Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled and any remaining amount due to holders of the Series B Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock shall be payable in cash. The amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent. Dividends on the Series B Preferred Stock shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

1.3. Series C Preferred Stock.

(a) The Series C Preferred Stock shall rank equal to any share of Series B Preferred Stock and Series C-1 Preferred Stock and shall rank senior to any share of Series A Preferred Stock or Common Stock and any other equity security of the Corporation with respect to all rights, privileges and preferences, including, but not limited to, dividend rights, rights upon liquidation, winding up or dissolution and redemption rights. From and after the date of the issuance of any shares of Series C Preferred Stock, such shares shall, in preference to the holders of any shares of Series A Preferred Stock or Common Stock and equal in preference to the Series B Preferred Stock, be entitled to, cumulative dividends at a rate of 6% per annum payable on March 31, June 30, September 30 and December 31 of each year, at the Company’s option, in cash or additional shares of Series C Preferred Stock. Dividends shall be payable to the record holder of the Series C Preferred Stock as of March 15, June 15, September 15 and December 15 of each year that the Series C Preferred Stock is issued and outstanding. No fractional shares shall be issued. Fractional shares shall be rounded up to the next whole share. Dividends shall be paid on the sum of the Series C Original Issue Price (as defined below) and all previously accrued but unpaid dividends, shall accrue on such shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) (the “Series C Accruing Dividends”). Series C Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, that except as set forth in the following sentence of this Section 1.3 or in Subsections 2.1 and 2.2, such Series C Accruing Dividends shall be payable only if, when and as declared by the Board of Directors (including with respect to the form of such dividend). The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Fifth Amended and Restated Certificate of Incorporation) the holders of the Series C Preferred Stock, at the same time as the holders of the Series B Preferred Stock and the Series C-1 Preferred Stock, then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Preferred Stock in the amount of the aggregate Series C Accruing Dividends then accrued on such share of Series C Preferred Stock and not previously paid. Payment of any dividends on the Series C Preferred Stock, the Series C-1 Preferred Stock and the Series B Preferred Stock shall be on a pro rata, pari passu basis. The “Series C Original Issue Price” shall mean $3.30 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock.

(b) In the event that pursuant to applicable law or contract the Corporation shall be prohibited or restricted from paying in cash the full dividend to which the holders of the Series C Preferred Stock, the Series B Preferred Stock and the Series C-1 Preferred Stock shall be entitled, the cash amount available pursuant to applicable law or contract shall be distributed among the holders of the Series C Preferred Stock, the Series B Preferred Stock and the Series C-1 Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled and any remaining amount due to holders of the Series C Preferred Stock, the Series B Preferred Stock and the Series C-1 Preferred Stock shall be payable in cash. The amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent. Dividends on the Series C Preferred Stock shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

1.4. Series C-1 Preferred Stock.

(a) The Series C-1 Preferred Stock shall rank equal to any share of Series B Preferred Stock and Series C Preferred Stock and shall rank senior to any share of Series A Preferred Stock or Common Stock and any other equity security of the Corporation with respect to all rights, privileges and preferences, including, but not limited to, dividend rights, rights upon liquidation, winding up or dissolution and redemption rights. From and after the date of the issuance of any shares of Series C-1 Preferred Stock, such shares shall, in preference to the holders of any shares of Series A Preferred Stock or Common Stock and equal in preference to the Series B Preferred Stock and the Series C Preferred Stock, be entitled to, cumulative dividends at a rate of 6% per annum payable on March 31, June 30, September 30 and December 31 of each year, at the Company’s option, in cash or additional shares of Series C-1 Preferred Stock. Dividends shall be payable to the record holder of the Series C-1 Preferred Stock as of March 15, June 15, September 15 and December 15 of each year that the Series C-1 Preferred Stock is issued and outstanding. No fractional shares shall be issued. Fractional shares shall be rounded up to the next whole share. Dividends shall be paid on the sum of the Series C-1 Original Issue Price (as defined below) and all previously accrued but unpaid dividends, shall accrue on such shares of Series C-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-1 Preferred Stock) (the “Series C-1 Accruing Dividends”). Series C-1 Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, that except as set forth in the following sentence of this Section 1.4 or in Subsections 2.1 and 2.2, such Series C-1 Accruing Dividends shall be payable only if, when and as declared by the Board of Directors (including with respect to the form of such dividend). The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Fifth Amended and Restated Certificate of Incorporation) the holders of the Series C-1 Preferred Stock, at the same time as the holders of the Series B Preferred Stock and the Series C Preferred Stock, then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C-1 Preferred Stock in the amount of the aggregate Series C-1 Accruing Dividends then accrued on such share of Series C-1 Preferred Stock and not previously paid. Payment of any dividends on the Series C-1 Preferred Stock, the Series C Preferred Stock and the Series B Preferred Stock shall be on a pro rata, pari passu basis. The “Series C-1 Original Issue Price” shall mean $3.30 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C-1 Preferred Stock.

(b) In the event that pursuant to applicable law or contract the Corporation shall be prohibited or restricted from paying in cash the full dividend to which the holders of the Series C-1 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be entitled, the cash amount available pursuant to applicable law or contract shall be distributed among the holders of the Series C-1 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock ratably in proportion to the full amounts to which they would otherwise be entitled and any remaining amount due to holders of the Series C-1 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be payable in cash. The amounts to be distributed pursuant to the preceding sentence shall, in each case, be adjusted by rounding down to the nearest whole cent. Dividends on the Series C-1 Preferred Stock shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

1.5. After the payment in full or setting aside for payment in full of the dividends as described in Sections 1.1, 1.2, 1.3, and 1.4, any additional dividends or distributions declared or paid in any fiscal year shall be declared or paid among the holders of the Preferred Stock and Common Stock then outstanding in proportion to the greatest whole number of shares of Common Stock (with one-half being rounded upward) which would be held by each such holder if all shares of Preferred Stock were converted to Common stock at the then-effective applicable conversion price of the Preferred Stock.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 (a) Preferential Payments to Holders of Series A Preferred Stock. After payment of the Series B Liquidation Amount, the Series C Liquidation Amount and the Series C-1 Liquidation Amount has been made in full pursuant to Sections 2.1(b), 2.1(c), 2.1(d) and 2.2 below, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to two (2) times the Series A Original Issue Price, plus any Series A Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series A Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount of the Series A Liquidation Amount, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full; provided that no payments will be made unless and until payment in full to all holders of Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock shall have been made in accordance with subsection (b), (c) and (d) below.

(b) Preferential Payments to Holders of Series B Preferred Stock. In the event of any voluntary or involuntary liquidation (including, without limitation, a Deemed Liquidation Event), dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders at the same time as the holders of the Series C Preferred Stock and Series C-1 Preferred Stock and before any payment shall be made to the holders of Common Stock or Series A Preferred Stock by reason of their ownership thereof, an amount per share in cash equal to two (2) times the Series B Original Issue Price, plus any Series B Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series B Preferred Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full Series B Preferred Liquidation Amount, the holders of shares of Series B Preferred Stock shall share ratably with the holders of the Series C Preferred Stock and Series C-1 Preferred Stock in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full, and no payment shall be made to the holder of Series A Preferred Stock, Common Stock or any other equity security of the Corporation.

(c) Preferential Payments to Holders of Series C Preferred Stock. In the event of any voluntary or involuntary liquidation (including, without limitation, a Deemed Liquidation Event), dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders at the same time as the holders of the Series B Preferred Stock and Series C-1 Preferred Stock and before any payment shall be made to the holders of Common Stock or Series A Preferred Stock by reason of their ownership thereof, an amount per share in cash equal to two (2) times the Series C Original Issue Price, plus any Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series C Preferred Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full Series C Preferred Liquidation Amount, the holders of shares of Series C Preferred Stock shall share ratably with the holders of the Series B Preferred Stock and Series C-1 Preferred Stock in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full, and no payment shall be made to the holder of Series A Preferred Stock, Common Stock or any other equity security of the Corporation.

(d) Preferential Payments to Holders of Series C-1 Preferred Stock. In the event of any voluntary or involuntary liquidation (including, without limitation, a Deemed Liquidation Event), dissolution or winding up of the Corporation, the holders of shares of Series C-1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders at the same time as the holders of the Series B Preferred Stock and Series C Preferred Stock and before any payment shall be made to the holders of Common Stock or Series A Preferred Stock by reason of their ownership thereof, an amount per share in cash equal to two (2) times the Series C-1 Original Issue Price, plus any Series C-1 Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series C-1 Preferred Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C-1 Preferred Stock the full Series C Preferred Liquidation Amount, the holders of shares of Series C-1 Preferred Stock shall share ratably with the holders of the Series B Preferred Stock and Series C Preferred Stock in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full, and no payment shall be made to the holder of Series A Preferred Stock, Common Stock or any other equity security of the Corporation.

2.2 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of the Series B Preferred Liquidation Amount, the Series C Preferred Liquidation Amount, the Series C-1 Preferred Liquidation Amount and the Series A Preferred Liquidation Amount, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Fifth Amended and Restated Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation. The aggregate amount which a holder of a share of Preferred Stock is entitled to receive under Subsections 2.1 and 2.2 is hereinafter referred to as the “Preferred Stock Liquidation Amount.”

2.3 Deemed Liquidation Events.

2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, acting together as a single class (on an as-converted basis), elect otherwise by written notice sent to the Corporation at least twenty (20) days prior to the effective date of any such event:

(a) Any acquisition by means of a merger, consolidation, stock exchange, stock sale or other form of corporate reorganization in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation

(provided that, for the purpose of this Subsection 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged);

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

(c) any transaction or series of related transactions following which the Corporation’s or subsidiary’s stockholders prior to such transaction or series of related transactions own less than a majority of the voting securities of the Corporation or the subsidiary, respectively.

2.3.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii), 2.3.1(b) or 2.3.1(c), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of a majority of the then-outstanding shares of Preferred Stock so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event (the “Request for Redemption”), the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”) on the 150th day after such Deemed Liquidation Event (the “Redemption Date”), to redeem all outstanding shares of Preferred Stock at a price per share equal to the Preferred Stock Liquidation Amount (such price per share, after adjustment (if any) pursuant to the sentence immediately following this one, is hereinafter the “Redemption Price”). Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares of Series A Preferred Stock and Common Stock to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Subsections 2.3.2(c) through 2.3.2(e) shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Subsection 2.3.2(b). Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business. Notwithstanding anything to the contrary, in the event of a Deemed Liquidation Event prior to the redemption or conversion of the Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, the holders of the Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock shall be entitled to receive in preference to the holders of the Series A Preferred Stock and the Common Stock of any distribution, including, without limitation, the Redemption Price, the Series B Preferred Liquidation Amount, the Series C Preferred Liquidation Amount and the Series C-1 Preferred Liquidation Amount, respectively.

(c) Redemption Notice. Upon receiving a timely Request for Redemption, the Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Preferred Stock not less than 40 days prior to each Redemption Date. Each Redemption Notice shall state:

(i)	the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(ii)	the Redemption Date and the Redemption Price; and

(iii)	that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

(d) Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder.

(e) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

2.3.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Fifth Amended and Restated Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class. The holders of the Preferred Stock shall be entitled to notice of all meetings of stockholders in accordance with the Corporation’s Bylaws and except as otherwise required by law or by this Fifth Amended and Restated Certificate of Incorporation, the holders of the Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock.

3.2 Election of Directors. The size of the Board shall be up to eleven (11) members who are to be designated as follows: (i) the holders of record of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred

Stock, voting together as a single class (on an as-converted basis), shall be entitled to elect one (1) director of the Corporation (the “Preferred Stock Director”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of a majority of the Preferred Stock either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Preferred Stock fail to elect a director to fill the directorship for which they are entitled to elect a director pursuant to this Subsection 3.2, then such directorship not so filled shall remain vacant until such time as the holders of the Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; (ii) the holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. The rights of the holders of the Preferred Stock under this Subsection 3.2(i) shall terminate on the first date following the date on which the outstanding shares of Preferred Stock represent less than 25% of the Corporation’s fully diluted shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of outstanding Options (as defined below) and upon conversion or exchange of outstanding Convertible Securities (as defined below) (including the Preferred Stock)).

3.3 Preferred Stock Protective Provisions. At any time when at least 440,000 shares of Series A Preferred Stock, at least 775,194 shares of Series B Preferred Stock, at least 1,515,151 shares of Series C Preferred Stock, and at least 151,515 shares of Series C-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Fifth Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, as applicable, given in writing or by vote at a meeting, consenting or voting (as the case may be) as a single class (on an as-converted basis):

(a) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

(b) amend, alter or repeal any provision of the Fifth Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series C-1 Preferred Stock, as applicable;

(c) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or increase the authorized number of shares of any existing class or series of capital stock;

(d) (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock in respect of any such right, preference or privilege;

(e) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or (iv) as approved by the Board of Directors, including the approval of the Preferred Stock Director;

(f) create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, unless such debt security has received the prior approval of the Board of Directors, including the approval of the Preferred Stock Director;

(g) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

(h) increase or decrease the authorized number of directors constituting the Board of Directors.

3.4 Preferred Stock Affirmative Covenants. For so long as 25% of the Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like) are outstanding, the Corporation (on behalf of itself and its subsidiaries) shall:

(a) take the necessary steps to preserve its corporate existence and its right to conduct business under the laws, rules and regulations of the United States and all states or other jurisdictions and all self-regulatory organizations in which the nature of its business requires qualification to do business; provided, however, that the foregoing shall not prohibit, subject to the provisions of this Fifth Amended and Restated Certificate of Incorporation, the Corporation from engaging in a merger, consolidation or combination of the Corporation with or into any other corporation or entity, or any acquisition by the Corporation of all or substantially all the assets or securities of, or majority voting or economic interest in, any other corporation or other entity, or whether by merger, tender offer, asset purchase, stock purchase, or like combination or consolidation (“Business Combination”);

(b) keep its books of account in accordance with good accounting practices; and

(c) comply in all material respects with all applicable laws, rules or regulations, or determinations of any arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Corporation or any of its or its subsidiaries property or to which each the Corporation or any of its or its subsidiaries property is subject.

4. Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price of the Preferred Stock by the Conversion Price (as defined below) of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series C-1 Preferred Stock, as the case may be, in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.50. The “Series B Conversion Price” shall initially be $1.29. The “Series C Conversion Price” shall initially be equal to $1.65. The “Series C-1 Conversion Price” shall initially be $1.65. Such initial Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, and Series C-1 Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time but in no event later than 10 business days, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, as the case may be, shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of such Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Fifth Amended and Restated Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series C-1 Conversion Price, as the case may be, below the then-par value of the shares of Common Stock issuable upon conversion of such Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price, or the Series C-1 Conversion Price, as the case may be.

4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series C-1 Conversion Price, as the case may be, shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

5. Adjustments to Series A Conversion Price for Diluting Issues.

5.1 Special Definitions. For purposes of this Section 5.1 of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Amendment Date” shall mean the effective date of the filing of this Fifth Amended and Restated Certificate of Incorporation in accordance with the General Corporation Law.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 5.3 below, deemed to be issued) by the Corporation after the Amendment Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series C-1 Preferred Stock, or shares of Common Stock issued as an interest payment pursuant to the terms of any Convertible Securities;

(ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 5.7, 5.8, 5.9 or 5.10;

(iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including the Preferred Stock Director, if any;

(iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities existing on June 11, 2013, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation, including the Preferred Stock Director if any;

(vi) shares of Common Stock, Options or Convertible Securities issued pursuant to a bona fide acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that the primary purpose of such issuance is not fund raising and such issuances are approved by the Board of Directors of the Corporation, including the Preferred Stock Director if any;

(vii) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation, including the Preferred Stock Director if any; or

(viii) shares of Common Stock, Options or Convertible Securities issued to any of the persons or entities to be delivered in connection with that certain Series B Stock Purchase Agreement, Series C Stock Purchase Agreement or Series C-1 Stock Purchase Agreement by and among the Corporation and the Purchasers identified therein, in an amount not to exceed the number of shares of each series authorized on the Amendment Date.

5.2 No Adjustment of Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series C-1 Conversion Price. No adjustment in the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series C-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then-outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, taken as a single class (on an as- converted basis), agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

5.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Amendment Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, or Series C-1 Conversion Price, as the case may be, pursuant to the terms of Subsection 5.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series C-1 Conversion Price, as the case may be, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series C-1 Conversion Price, as the case may be, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series C-1 Conversion Price, as the case may be, to an amount which exceeds the lower of (i) the Series A Conversion Price, the Series B Conversion Price, the Series C

Conversion Price, or the Series C-1 Conversion Price, as the case may be, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series C-1 Conversion Price, as the case may be, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series C-1 Conversion Price, as the case may be, pursuant to the terms of Subsection 5.4 (either because the consideration per share (determined pursuant to Subsection 5.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series C-1 Conversion Price, as the case may be, then in effect, or because such Option or Convertible Security was issued before the Amendment Date), are revised after the Amendment Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 5.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series C-1 Conversion Price, as the case may be, pursuant to the terms of Subsection 5.4, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series C-1 Conversion Price, as the case may be, shall be readjusted to such Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series C-1 Conversion Price, as the case may be, as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series C-1 Conversion Price, as the case may be, provided for in this Subsection 5.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 5.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series C-1 Conversion Price, as the case may be, that would result under the terms of this Subsection 5.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series C-1 Conversion Price, as the case may be, that such issuance or amendment took place at the time such calculation can first be made.

5.4 Adjustment of Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, or Series C-1 Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Amendment Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5.3), without consideration or for a consideration per share less than the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series C-1 Conversion Price, as the case may be, in effect immediately prior to such issue, then the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, or the Series C-1 Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * ((A + B) ÷ (A + C)).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, and/or the Series C-1 Conversion Price, as the case may be, in effect immediately after such issue of Additional Shares of Common Stock

(b) “CP1” shall mean the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, and/or the Series C-1 Conversion Price, as the case may be, in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the Series C-1 Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

5.5 Determination of Consideration. For purposes of this Section 5, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5.3, relating to Options and Convertible Securities, shall be determined by dividing

(i) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

5.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series C-1 Conversion Price, as the case may be, pursuant to the terms of Subsection 5.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series C-1 Conversion Price, as the case may be, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

5.7 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Amendment Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series C-1 Conversion Price, as the case may be, in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Amendment Date combine the outstanding shares of Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series C-1 Conversion Price, as the case may be, in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

5.8 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Amendment Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series C-1 Conversion Price, as the case may be, in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series C-1 Conversion Price, as the case may be, then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series C-1 Conversion Price, as the case may be, shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series C-1 Conversion Price, as the case may be, shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

5.9 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Amendment Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

5.10 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.4, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 5.7, 5.8 or 5.9), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 5 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series C-1 Conversion Price, as the case may be) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such Preferred Stock.

5.11 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series C-1 Conversion Price, as the case may be, pursuant to this Section 5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 15 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of such Preferred Stock (but in any event not later than 30 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series C-1 Conversion Price, as the case may be, then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such Preferred Stock.

5.12 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

(d) the Corporation shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

(e) there shall be any capital reorganization of the Corporation, or reclassification of the Common Stock, or consolidation or merger of the Corporation with or into, or sale of all or substantially all its assets to, or Business Combination with or into one or more other corporations or entities, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least 10 business days prior to the record date or effective date for the event specified in such notice.

6. Mandatory Conversion.

6.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a “Qualified Offering”), resulting in at least $15,000,000 of gross proceeds (including any proceeds from units, warrants or other derivative securities sold in the Qualified Offering) to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then-outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, taken as a single class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, in the case of (a) directly above, immediately prior to the closing of the Qualified Offering; or in the case of (b) directly above, at the Mandatory Conversion Time, at the then-effective conversion rate and (ii) such shares may not be reissued by the Corporation.

6.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 6. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 6.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 6.2. As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for such Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

7. Waiver. Except as may otherwise be set forth herein, any of the rights, powers, preferences and other terms of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock, as a single class (on an as-converted basis), then outstanding.

8. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Upon the effectiveness of this Fifth Amended and Restated Certificate of Incorporation, each 7 shares of the Common Stock (the “Old Stock”) of the Corporation authorized and outstanding as of such time shall be automatically converted into, and deemed for all purposes to be, one share of Common Stock (the “New Stock”), of the Corporation (the “Reverse Stock Split”) automatically and without the need for any further action by the holders of Old Stock and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the New Stock unless the certificates evidencing the Old Stock are surrendered to the Corporation. Upon surrender of the certificate(s) representing shares of the Old Stock held by the stockholders of the Corporation in properly endorsed and due form for exchange and cancellation, or upon receipt of evidence reasonably satisfactory to the executive officers of the Corporation of the loss, theft or destruction of the certificate(s) therefor from the stockholders of the Corporation of such stock (together with delivery of an indemnity bond in an appropriate amount, payable to the Corporation, if the officers shall so require it in their reasonable judgment), the officers of the Corporation or their designees shall accept and cancel the certificate(s) surrendered, if applicable, and shall issue to the stockholders of the Company a certificate, endorsed with such legends as are required or are appropriate, amounting to one share of the New Stock for every 7 shares of the Old Stock as shall have been surrendered or for which satisfactory evidence of loss, theft or destruction shall have been received. No fractional shares of Common Stock shall be issued upon effectiveness of the Reverse Stock Split. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of New Stock as determined in good faith by the Board of Directors of the Corporation. Pursuant to Subsection 5.7,

upon the effectiveness of the Reverse Stock Split, the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series C-1 Conversion Price in effect immediately before the Reverse Stock Split shall each be multiplied by 7 such that a proportionate adjustment is made to such conversion price to reflect the effect of the Reverse Stock.

SIXTH: Subject to any additional vote required by the Fifth Amended and Restated Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SEVENTH: Subject to Section 3.2 hereof and to any additional vote required by the Fifth Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

EIGHTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

TENTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Tenth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Tenth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ELEVENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Eleventh shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

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4. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Sections 211, 216 and 222 of the General Corporation Law.

5. That this Fifth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Fifth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on July 25, 2014.

By:	/s/ Julia P. Gregory
Chief Executive Officer